                            EXHIBIT 2.1 TO FORM 8-K

                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                               ARIS CORPORATION,

                          ENTERPRISE COMPUTING INC.,
                        d/b/a BULLER OWENS & ASSOCIATES

                                      AND

             EACH OF THE STOCKHOLDERS OF ENTERPRISE COMPUTING INC.

                                     DATED

                               SEPTEMBER 13, 1997

                               TABLE OF CONTENTS

Exhibit A -- Target Stockholders
Exhibit B -- Certificate of Merger
Exhibit C -- Earn-Out Schedule
Exhibit D -- Financial Statements
Exhibit E -- Investor Questionnaire
Exhibit F -- Form of Opinion of Counsel to the Target
Exhibit G -- Registration Rights Agreement
Exhibit H -- Common Stock Purchase Warrant
Exhibit I -- Form of Opinion of Counsel to the Buyer
Exhibit J -- Form of Employment Agreement with Target Stockholders Exhibit K -- Letter of Transmittal
Disclosure Schedule -- Exceptions to Representations and Warranties

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "AGREEMENT") entered into on September 13, 1997 by and among ARIS Corporation, a Washington corporation (the "BUYER"), and Enterprise Computing Inc. d/b/a Buller Owens & Associates, a New York corporation (the "TARGET"), and each of the Target Stockholders set forth on the attached EXHIBIT A. The Buyer, the Target and the Target Stockholders are referred to collectively herein as the "PARTIES."

     This Agreement contemplates a tax-free merger of the Target with and into the Buyer (to the extent permitted) in a statutory merger pursuant to Code
Section 368(a)(1)(A). The Target Stockholders will receive the Merger Consideration (as set forth below) in exchange for their capital stock in the Target.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. DEFINITIONS.

     "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "BUYER" has the meaning set forth in the preface above.

     "BUYER SHARES" means the sixty two thousand five hundred and thirty one (62,531) shares of the Common Stock, no par value per share, of the Buyer issued pursuant to the Merger.

     "CERTIFICATE OF MERGER" has the meaning set forth in Section 2(c) below.

     "CLOSING" has the meaning set forth in Section 2(b) below.

     "CLOSING DATE" has the meaning set forth in Section 2(b) below.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

     "EARN-OUT" has the meaning set forth in Section 2(e)(ii) below.

     "EFFECTIVE TIME" has the meaning set forth in Section 2(d)(i) below.

     "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2).
     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(1).

     "ENVIRONMENTAL HEALTH AND SAFETY REQUIREMENTS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee retirement Income Security Act of 1974, as amended.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable and whether reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain and world wide web names and addresses together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "IRS" means the Internal Revenue Service.

     "KNOWLEDGE" means actual knowledge after reasonable investigation.

     "LETTER OF TRANSMITTAL" means the Letter of Transmittal from each Target Stockholder in the form attached as Exhibit K to this Agreement to be delivered to Buyer for delivery to ChaseMellon Shareholder Services in Seattle, Washington at the Effective Time.

     "MERGER" has the meaning set forth in Section 2(a) below.

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     "MERGER CONSIDERATION" means the Buyer Shares, cash and Warrants deliverable by Buyer at Closing and any Earn-Out paid by Buyer to the Target Stockholders subsequent to the Closing pursuant to Section 2(e) below.

     "MOST RECENT FISCAL QUARTER END" has the meaning set forth in Section 3(g) below.

     "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PARTY" has the meaning set forth in the preface above.

     "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "REQUISITE TARGET STOCKHOLDER APPROVAL" means the affirmative vote of all of the holders of the Target Shares in favor of this Agreement and the Merger.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SPECIAL TARGET MEETING" has the meaning set forth in Section 5(c) below.

     "SURVIVING CORPORATION" has the meaning set forth in Section 2(a) below.

     "TARGET" has the meaning set forth in the preface above.

     "TARGET SHARE" means any share of the Common Stock, no par value per share, of the Target.

     "TARGET STOCKHOLDER" has the meaning set forth in the preface above.

     "TAXES" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, occupation, environmental, custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURNS" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "WARRANTS" means the warrants to purchase twenty thousand eight hundred and forty four (20,844) Buyer Shares upon the terms and conditions of the form of Warrant for the Purchase of Shares of Common Stock attached as Exhibit H.

     2. BASIC TRANSACTION.

     (a) THE MERGER. On and subject to the terms and conditions of this Agreement, the Target will merge with and into the Buyer (the "MERGER") at the Effective Time. Following the Merger, the separate corporate existence of the Target shall cease, the Buyer shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of the Target in accordance with the Business Corporation of Law of the State of New York and the Washington Business Corporations Act.

     (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Van Valkenberg Furber Law Group P.L.L.C. in Seattle, Washington, at 9:00 a.m. Pacific Standard Time on October 1, 1997, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date or location as the Parties may mutually determine (the "CLOSING DATE").

     (c) ACTIONS AT THE CLOSING. At the Closing, (i) The Target and Target Stockholders will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) the Buyer will deliver to the Target the various certificates, instruments, and documents referred to in
Section 6(b) below, (iii) the Buyer and the Target will file with the Secretary of State for the states of New York and Washington a Certificate of Merger in the form attached hereto as Exhibit B (the "CERTIFICATE OF MERGER"), (iv) each of the Target Stockholders will deliver to the Buyer stock certificates representing all of his Target Shares, accompanied by duly executed Letters of Transmittal, and (v) the Buyer will deliver or cause to be delivered to each Target Stockholder his pro rate portion of the Merger Consideration specified in
Section 2(e) below.

     (d) EFFECT OF MERGER.

             (i) GENERAL. The Merger shall become effective at the time (the "EFFECTIVE TIME") the Buyer and the Target file the Certificates of Merger with the Secretary of State of the States of New York and Washington. The Effective Time is contemplated by the Parties to occur as of the Closing Date. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Buyer or the Target in order to carry out and effectuate the transactions contemplated by this Agreement.

              (ii) ARTICLES OF INCORPORATION. The Articles of Incorporation of the Buyer in effect at and as of the Effective Time will remain the Articles of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

          (iii) BYLAWS. The Bylaws of the Buyer in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

          (iv) DIRECTORS AND OFFICERS. The directors and officers of the Buyer in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

          (v) CAPITAL STOCK OF TARGET. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the Target Shares, (i) each of the Target Shares held immediately prior to the Effective Time in the Target's treasury shall automatically be canceled and retired and shall cease to exist and (ii) each of the Target Shares issued and outstanding immediately prior to the Effective Time shall be converted into, and the holder of each such Target Share shall be entitled to receive, the following (including the "Earn-Out" referred to in paragraph (vi) below, the "Merger Consideration"): (A) 2816.71 of the Buyer Shares (for a total of 62,531 Buyer Shares for all of the outstanding Target Shares); (B) $67,567.57 in cash, payable by wire transfer or delivery of other immediately available funds (for a total of $1,500,000 for all of the outstanding Target Shares); and (C) 938.92 Warrants (for a total of 20,844 Warrants for all of the outstanding Target Shares). At the Effective Time, Buyer will deliver to ChaseMellon Shareholder Services, stock transfer agent to Buyer, in Seattle, Washington, the Target Shares and the duly executed Letters of Transmittal to release the Buyer Shares to the Target Stockholders.

           (vi) As additional consideration for the Merger, each Target Stockholder shall be entitled to receive such additional cash consideration upon the attainment of certain profitability and other performance criteria (the "EARN-OUT") set forth on the earn-out schedule attached as Exhibit C to this Agreement.

          (vii) The Merger Consideration, including the Earn-Out (if and when earned), shall be deemed as Merger Consideration and shall be allocated among the Target Stockholders in proportion to their respective holdings of Target Shares as set forth on the attached Exhibit A.

     3. REPRESENTATIONS AND WARRANTIES OF THE TARGET AND TARGET STOCKHOLDERS. The Target and each Target Stockholder, jointly and severally, represents and warrants to the Buyer that the statements contained in this Section 3 are true, correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Target is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of New York. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Target has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     (b) CAPITALIZATION. The entire authorized capital stock of the Target consists of two hundred (200) Target Shares, of which twenty two and two-tenths (22.2) Target Shares are issued and outstanding and one hundred seventy seven and eight-tenths (177.8) Target Shares are held in treasury. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable.

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There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.

     (c) AUTHORIZATION OF TRANSACTION. The Target and each Target Stockholder has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder, which has been approved by the Requisite Target Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Target and each Target Stockholder, enforceable in accordance with its terms and conditions.

     (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the charter or bylaws of the Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license or instrument to which the Target is a party or by which it is bound or to which any of its assets is subject except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (e) BROKERS' FEES. Target does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (f) TITLE TO ASSETS. The Target has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Financial Statements or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Financial Statements.

     (g) FINANCIAL STATEMENTS. Attached hereto as Exhibit D are the following financial statements (collectively the "FINANCIAL STATEMENTS"): (i) compiled balance sheet, statement of income and retained earnings, and statement of cash flows as of and for the fiscal year ended December 31, 1996 (the "MOST RECENT FISCAL YEAR END"), (ii) compiled balance sheets, statements of income and retained earnings, of and for the fiscal years ended December 31, 1995 and December 31, 1994 for the Target; and (iii) balance sheet and statement of income (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the eight months ended August 31, 1997 (the "MOST RECENT FISCAL MONTH END") for the Target. The Financial Statements (including the notes thereto, if any) present fairly in all material respects the financial condition of the Target as of such dates and the results of operations of the Target for such periods, are correct and complete in all material respects, and are consistent with the books and records of the Target; provided, however, that (a) the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and (b) the Financial Statements lack footnotes and other presentation items.

     (h) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Except as reflected in the Most Recent Financial Statements, since the Most Recent Fiscal Year End, there has not been any material change in the business, financial condition, operations or results of operations of the Target taken as a whole. Without limiting the generality of the foregoing, since that date:

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     (i) the Target has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

     (ii) the Target has not entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

     (iii) no party (including the Target) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which the Target is a party or by which the Target is bound;

     (iv) the Target has not imposed any Security Interest upon any of its assets, tangible or intangible;

     (v) the Target has not made any material capital expenditures outside the Ordinary Course of Business;

     (vi) the Target has not made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

     (vii) the Target has not created, incurred, assumed, or guaranteed any indebtedness for borrowed money and capitalized lease obligations;

     (viii) the Target has not granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

     (ix) there has been no change made or authorized in the charter or bylaws of the Target;

     (x) the Target has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

     (xi) the Target has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

     (xii) the Target has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

     (xiii) the Target has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

     (xiv) the Target has not entered into any employment contract outside the Ordinary Course of Business, nor has the Target entered into any collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the Ordinary Course of Business;

     (xv) the Target has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xvi) the Target has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (xvii) the Target has not made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

          (xviii) the Target has not committed to any of the foregoing.

     (i) UNDISCLOSED LIABILITIES. The Target does not have any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for (i) liabilities set forth on the balance sheet of the Most Recent Financial Statements (rather than in any notes thereto) (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business, and (iii) any liabilities which result from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law.

      (j) LEGAL COMPLIANCE. To the Knowledge of Target and Target Stockholders, the Target has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target.

     (k) TAX MATTERS.

          (i) The Target has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Target (whether or not shown on any Tax Return) have been paid.

          (ii) There is no material dispute or claim concerning any Tax liability of the Target either (A) claimed or raised by any authority in writing or (B) as to which any of the Target Stockholders, the directors or officers of the Target has Knowledge.

          (iii) The unpaid Taxes of the Target (A) did not, as of the Most Recent Fiscal Month End, exceed by any material amount the reserve for such Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the balance sheet of the Most Recent Financial Statements (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with GAAP in filing its Tax Returns.

     (l) REAL PROPERTY. Section 3(l) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Target, or with respect to any real property used by the Target in its Ordinary Course of Business. The Target has delivered to the Buyer correct, current and complete copies of the leases and subleases listed in Section 3(l) of the Disclosure Schedule (as amended to date). To the Knowledge of Target, with respect to each lease and sublease listed in Section 3(l) of the Disclosure Schedule:

         (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects;

         (ii) no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

         (iii) no party to the lease or sublease has repudiated any material provision thereof;

         (iv) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

         (v) the Target has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

         (vi) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

    (m) INTELLECTUAL PROPERTY.

         (i) To the Knowledge of Target and Target Stockholders, the Target has not interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and none of the Target Stockholders has not in the past two years received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Target must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Target Stockholders, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of the Target in any material respect.

         (ii) With respect to each item of Intellectual Property used by the Target in the conduct of its business:

              (A) the Target possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

              (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

              (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Target Stockholders, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

              (D) the Target has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iii) To the Knowledge of Target and Target Stockholders, with respect to each item of Intellectual Property owned by a third party and used by the Target in the conduct of its business pursuant to any license, sub-license, agreement or permission from such third party:

               (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

               (B) no party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

               (C) no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof; and

               (D) the Target has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

     (n) TANGIBLE ASSETS. To the Knowledge of the Target and the Target Stockholders, the buildings, machinery, equipment, and other tangible assets that the Target owns and leases are free from material defects, and have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

     (o) CONTRACTS. Section 3(o) of the Disclosure Schedule lists all contracts and other agreements to which the Target is a party having a value greater than $10,000.00 or which are otherwise material to the conduct of Target's Business. The Target has delivered to the Buyer a correct, current and complete copy of each agreement listed in Section 3(o) of the Disclosure Schedule. To the Knowledge of Target and the Target Stockholders, with respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

     (p) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Target are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims. Target and the Target Stockholders do not have Knowledge of any material note or accounts receivable which are uncollectible, subject only to the reserve for bad debts set forth on the balance sheet of the Most Recent Financial Statements (rather than in any notes thereto).

     (q) INSURANCE. Section 3(q) of the Disclosure Schedule sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which the Target is a party, a named insured, or otherwise the beneficiary of coverage:

          (i) the name, address, and telephone number of the agent;

          (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; and

          (iii) the policy number and the period of coverage.

To the Knowledge of Target and the Target Stockholders, with respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither the Target nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any material provision thereof. Section 3(q) of the Disclosure Schedule describes any material self-insurance arrangements affecting the Target.

     (r) LITIGATION. Section 3(r) of the Disclosure Schedule sets forth each instance in which the Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Target Stockholders, the directors or officers of the Target, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

     (s) WARRANTY. All of the services provided by the Target have conformed in all material respects with all applicable contractual warranties.

     (t) EMPLOYEES. To the actual knowledge of any of the Target Stockholders, no executive, or employee plans to terminate employment with the Target during the next 12 months. The Target is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. The Target has not committed any material unfair labor practice. None of the Target Stockholders has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Target.

     (u) EMPLOYEE BENEFITS. Section 3(u) of the Disclosure Schedule lists each Employee Benefit Plan that the Target maintains or to which the Target contributes or has any obligation to contribute.

          (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

          (ii) All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Target. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (iv) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code
     Section 401(a), has received, within the last two years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Seller is not aware of any facts or circumstances that could result in the revocation of such determination letter.

          (v) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

          (vi) The Target has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

     (v) GUARANTIES. The Target is not a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

     (w) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

          (i) The Target has complied and is in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements.

          (ii) Without limiting the generality of the foregoing, the Target has obtained, has complied, and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

          (iii) The Target has not received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to the Target or its facilities arising under Environmental, Health, and Safety Requirements.

     (x) CERTAIN BUSINESS RELATIONSHIPS WITH THE TARGET. None of the Target Stockholders has been involved in any business arrangement or relationship with the Target within the past 12 months, and none of the Target Stockholders owns any material asset, tangible or intangible, which is used in the business of the Target.

     (y) TARGET STOCK. Each Target Stockholder holds of record and owns beneficially the number of Target Shares set forth next to his name on the attached Exhibit A, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Each Target Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Target Stockholder to sell, transfer, or otherwise dispose of any capital stock of the Target

(other than this Agreement). No Target Stockholder is subject to any voting trust, proxy, or other agreement or other understanding with respect to the voting of any capital stock of the Target.

     4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Target that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

     (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington. The Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Buyer has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     (b) CAPITALIZATION. The entire authorized capital stock of the Buyer consists of one hundred and five million (105,000,000) shares, no par value per share consisting of one hundred million (100,000,000) shares of common stock and five million (5,000,000) shares of blank check preferred stock, of which nine million seven hundred and fifty thousand one hundred and sixty six (9,750,166) shares of common stock were issued and outstanding as of September 11, 1997, no shares of preferred stock are issued and outstanding and no shares are held in treasury. All of the issued and outstanding shares of the Buyer have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth in the Buyer's Prospectus dated June 18, 1997 and as otherwise set forth on 4(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Buyer.

     (c) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

     (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license or instrument to which the Buyer is a party or by which it is bound or to which any of its assets is subject except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the Washington Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (e) BROKERS' FEES. The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Target Stockholders could become liable or obligated.

     5. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement:

     (a) GENERAL. Each of the Parties will use its reasonable efforts to take all action and to do all things necessary proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

     (b) NOTICES AND CONSENTS. The Target will give any notices to third parties, and will use its reasonable efforts to obtain any third party consents, that the Buyer may reasonably request in connection with the matters referred to in Section 3(d) above.

     (c) REGULATORY MATTERS AND APPROVALS. Each of the Parties will give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(d) and Section 4(d) above.

     (d) OPERATION OF BUSINESS. The Target will not engage in any of the following:

          (i) the Target will not authorize or effect any change in its charter or bylaws;

          (ii) the Target will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

          (iii) the Target will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

          (iv) the Target will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

          (v) the Target will not impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

          (vi) the Target will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

          (vii) the Target will not make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

          (viii) the Target will not commit to any of the foregoing.

     (e) FULL ACCESS. The Target will permit representatives of the Buyer to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Target.

     (f) Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (g) EXCLUSIVITY. The Target will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of the Target.

     (h) COOPERATION WITH AUDIT. The Target and each Target Stockholder will use its best efforts to assist the Buyer and its accountants to complete an audit of the Financial Statements for the Most Recent Fiscal Year End, and to receive an unqualified opinion with respect to such audit, and to provide such additional unaudited financial statements as may be required for the Buyer to comply with its reporting obligations under the Securities Exchange Act;

     6. CONDITIONS TO OBLIGATION TO CLOSE.

     (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the Target shall have procured all of the third party consents specified in Section 5(b) above;

          (ii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

          (iii) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, or operate the former business of Target;

          (v) the Target shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iv) is satisfied in all respects;

          (vi) the Buyer shall have entered into employment agreements in a form acceptable to Buyer with each of the Target Stockholders and Joseph Tosto, Eric Brandenburg and Louis Goldenberg;

          (vii) the Buyer shall have received from counsel to the Target an opinion in form and substance as set forth in Exhibit F attached hereto, addressed to the Buyer, and dated the Closing Date;

          (viii) the Buyer shall have received duly executed Letters of Transmittal from each Target Stockholder;

          (ix) the Buyer shall have received a written assignment of that certain Standard Form of Loft Lease dated December 16, 1991, between 45 West 45 Street Associates, as Landlord, and Buller Owens Corporation, as Tenant, for the premises known as a portion of the 14th Floor of 45 West 45th Street, Burrough of Manhattan, New York, New York, and all subsequent amendments thereto in a form acceptable to the Buyer, and Target shall not otherwise be subject to any other written or oral sublease, agreement or understanding with respect to such Standard Form of Loft Lease;

          (x) the Buller Owens & Associates Pension Plan shall have been fully funded and terminated by the Target at or prior to Closing;

          (xi) all loans by the Target to any Target Stockholder as shown on the balance sheet of the Most Recent Financial Statements shall have been repaid in full at or prior to Closing; and

          (xii) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

     The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

     (b) CONDITIONS TO OBLIGATION OF THE TARGET. The obligation of the
Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the Buyer and the Target Stockholders shall have entered into an Agreement to be Bound to the Registration Rights Agreement in the form attached as Exhibit G, granting the Target Stockholders piggyback registration rights with respect to the Buyer Shares issued to such Target Stockholders pursuant to the Merger;

          (ii) the Buyer and the Target Stockholders shall have entered into the Common Stock Purchase Warrant in the form attached as Exhibit H to be delivered to the Target Stockholders as part of the Merger Consideration as of the Effective Time;

          (iii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

          (iv) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, or operate the former business of Target; and

          (vi) the Buyer shall have delivered to the Target a certificate to the effect that each of the conditions specified above in Section 6(b)(iii)-(v) is satisfied in all respects;

          (vii) the Buyer shall have delivered to Target an opinion of counsel in the form and substance as set forth in Exhibit I attached hereto, addressed to the Target, and dated the Closing Date;

          (viii) each Target Stockholder shall have entered into an employment agreement with Buyer in form and substance reasonably acceptable to such Target Stockholder;

          (ix) all amounts owing on the Target's term loan and line of credit facilities with The Bank of New York dated July 11, 1997 shall have been repaid by Buyer; and

          (x) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target.

     The Target may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

     7. REMEDIES FOR BREACHES OF THIS AGREEMENT.

     (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Target, the Target Stockholders and the Buyer contained
Section 3 or Section 4 above shall survive for one year from the date of the Closing hereunder; provided however, that the representations and warranties set forth in Section 3(k), Tax Matters, shall survive for three years from the Closing date.

     (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER. In the event either the Target or any of the Target Stockholders breaches (or in the event any third party alleges facts that, if true, would mean either the Target or any of the Target Stockholders has breached) any of their representations and warranties in Section 3 herein, and, if there is an applicable survival period pursuant to Section 7(a) above, provided that the Buyer makes a written claim for indemnification against any of the Target Stockholders within such survival period, then each of the Target Stockholders agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from the breach (or the alleged breach) provided, however, that the Target Stockholders shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Target Stockholders contained in
Section 3 above until the Buyer has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $25,000.00 aggregate threshold (at which point the Target Stockholders will be obligated to indemnify the Buyer from and against all such Adverse Consequences relating back to the first dollar). The Parties further agree that the obligations of Target and Target Stockholders to indemnify Buyer under this Section 7(b) are limited to an aggregate of two hundred and fifty thousand dollars ($250,000).

     (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE TARGET STOCKHOLDERS. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations and warranties in Section 4 herein, and, if there is an applicable survival period pursuant to Section 7(a) above, provided that any of the Target Stockholders makes a written claim for indemnification against the Buyer within such survival period, then the Buyer agrees to indemnify each of the Target Stockholders from and against the entirety of any Adverse Consequences the Target Stockholder may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Target Stockholder may suffer after the end of any applicable survival period) resulting from the breach (or the alleged breach) provided, however, that the Buyer shall not have any obligation to indemnify the Target Stockholders from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Buyer contained in
Section 3 above until the Target Stockholders, as a group, have suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $25,000.00 aggregate threshold (at which point the Buyer will be obligated to indemnify the Target Stockholders from and against all such Adverse Consequences relating back to the first dollar). The Parties further agree that the obligations of Buyer to indemnify the Target Stockholders under this Section 7(b) are limited to an aggregate of two hundred and fifty thousand dollars ($250,000).

     (d) RIGHT OF OFF-SET. Buyer shall have the right to off-set any Adverse Consequences suffered by Buyer for which indemnification is required under this
Section 7 from any Earn-Out due and owing to the Target Stockholders provided under Section 2(e)(ii) hereof.

     (e) MATTERS INVOLVING THIRD PARTIES.

          (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section 7, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) The Indemnifying Party will assume the defense of the Third Party Claim and will employ counsel reasonably satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at its own expense, to employ counsel separate from counsel for the Indemnified Party in such action if counsel for the Indemnified Party advises the Indemnified Party in writing that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Indemnifying Party not advisable. The Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party.

     (f) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money (using the appropriate applicable federal rate then in effect as the discount rate) in determining Adverse Consequences for purposes of this Section 7. All indemnification payments under this Section 7 shall be deemed adjustments to the Merger Consideration.

     8. TERMINATION.

     (a) TERMINATION OF AGREEMENT. Either the Target or the Buyer may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

          (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target or any of the Target Stockholders has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, and the Buyer has notified the Target of the breach and the Target or the Target Stockholders have failed to cure such breach within 5 days of notice, or (B) if the Closing shall not have occurred on or before October 31, 1997 by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement);

          (iii) the Target may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, and the Target has notified the Buyer of the breach and the Buyer has failed to cure such breach within 5 days of notice, or (B) if the Closing shall not have occurred on or before October 31, 1997, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement);

     (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(e) above shall survive any such termination.

     9. MISCELLANEOUS.

     (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party.

     (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein and the exhibits and schedules attached hereto) and the Confidentiality and Nondisclosure Agreement between Buyer and Target constitute the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below :

     IF TO THE TARGET OR
      TARGET STOCKHOLDERS:         Enterprise Computing Inc.
                                   c/o Buller Owens & Associates
                                   Attn: Karl Owens, Norbert Buller
                                         and Todd Brown
                                   45 West 45th Street, 14th Floor
                                   New York, New York  10036
                                   Telephone:        (212) 921-0774
                                   Facsimile:        (212) 921-1986

     COPY TO:                      Bruce A. Rich, Esq.
                                   Becker, Glynn, Melamed & Muffly LLP
                                   299 Park Avenue
                                   New York, New York  10171
                                   Telephone:        (212) 888-3033
                                   Facsimile:        (212) 888-0255

     IF TO THE BUYER:              ARIS Corporation
                                   Attn:  Norbert W. Sugayan, Jr.,
                                          General Counsel
                                   6720 Fort Dent Way, Suite 250
                                   Seattle, Washington  98188-2555
                                   Telephone:        (206) 433-2081
                                   Facsimile:        (206) 433-1182

     COPY TO:                      Brad Furber, Esq.
                                   Van Valkenberg Furber Law Group, P.L.L.C.
                                   1325 Fourth Avenue, Suite 1200
                                   Seattle, Washington  98101-2509
                                   Telephone:        (206) 464-0489
                                   Facsimile:        (206) 464-2857

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

     (i) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors and shareholders, if such approval is required in such instance. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, except as may be otherwise provided by the Parties at Closing.

     (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

ARIS CORPORATION
Executed September 13, 1997
Seattle, Washington


By:      /s/ JOHN SONG
   -----------------------------
    John Song, Vice President -
       Western Operations

ENTERPRISE COMPUTING INC., d/b/a
BULLER OWENS & ASSOCIATES
Executed September 13, 1997
New York, New York


By:       /s/  KARL OWENS
   -----------------------------
       Karl Owens, President

TARGET STOCKHOLDERS:
Executed September 13, 1997
New York, New York

         /s/ KARL OWENS
--------------------------------
           Karl Owens

       /s/ NORBERT BULLER
--------------------------------
         Norbert Buller

         /s/ TODD BROWN
--------------------------------
           Todd Brown

                                   EXHIBIT A
                                      TO
                         AGREEMENT AND PLAN OF MERGER

                              TARGET STOCKHOLDERS

                                                  COMMON                  WARRANT SHARES
         NAME AND ADDRESS                         STOCK                  $23.988 PER SHARE
         ----------------                         ------                 -----------------
         Norbert Buller                           28,139                      9,380
         14th Floor
         45 West 45th Street
         New York, NY  10036

         Karl Owens                               28,139                      9,380
         14th Floor
         45 West 45th Street
         New York, NY  10036

         Todd Brown                                6,253                      2,084
         14th Floor
         45 West 45th Street
         New York, NY  10036
              TOTALS                              62,531                     20,844

                                   EXHIBIT B
                                      TO
                         AGREEMENT AND PLAN OF MERGER

                             CERTIFICATE OF MERGER

Certificate of Merger to be filed with the New York Secretary of State and Articles of Merger to be filed with the Washington Secretary of State omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy will be furnished to the Securities and Exchange Commission upon request.

                                   EXHIBIT C
                                      TO
                         AGREEMENT AND PLAN OF MERGER

                               EARN-OUT SCHEDULE


     The earn out component (EOC) of the selling price shall be determined with reference to revenues and earnings before interest and taxes of BOA for the calendar year ending December 31, 1998. The maximum amount of EOC shall be $500,000 and shall be computed as follows:

     1.   $300,000 of EOC shall be paid if earned as follows:
               6% of revenue exceeding $3,600,000 up to and including but not exceeding $5,000,000. This component shall be known as Revenue EOC.

     2.   $200,000 of EOC shall be paid if earned as follows:
               23.53% of EBIT exceeding $500,000 up to and including but not exceeding $850,000. This component shall be known as EBIT EOC.

Conditions:

     No Revenue EOC shall be earned by BOA arising from ARIS' participation in the Oracle corporation OEAC program. No Revenue EOC shall be earned by BOA from the consulting practice that may or may not be started as a result of BOA's integration with ARIS. All other revenue from all other sources shall be credited to BOA's Revenue EOC.

     EBIT earnings arising from ARIS' participation in the Oracle OEAC program will be included in the determination of EBIT EOC.

     EBIT shall be net income as determined by Generally Accepted Accounting Principles as applied generally by ARIS but modified as follows: earnings shall include a deduction of up to 7% of ARIS corporate overhead allocated to BOA and 3% of Education division overhead allocated to BOA. EBIT earning shall exclude any federal income tax, New York State Income Tax and New York city Income Tax and shall specifically include all other taxes.

                                   EXHIBIT D
                                      TO
                         AGREEMENT AND PLAN OF MERGER

                             FINANCIAL STATEMENTS

Financial Statements of Target as specified in Section 3(g) of the Agreement and Plan of Merger omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy will be furnished to the Securities and Exchange Commission upon request.

                                   EXHIBIT E
                                      TO
                         AGREEMENT AND PLAN OF MERGER

                            INVESTOR QUESTIONNAIRE

The Investor Questionnaire to be completed by Target Stockholders is omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy will be furnished to the Securities and Exchange Commission upon request.

                                   EXHIBIT F
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                    FORM OF OPINION OF COUNSEL TO THE TARGET

The form of Opinion of Counsel to the Target is omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy will be furnished to the Securities and Exchange Commission upon request.

                                   EXHIBIT G
                                      TO
                         AGREEMENT AND PLAN OF MERGER

                         REGISTRATION RIGHTS AGREEMENT


                                ARIS CORPORATION

                         REGISTRATION RIGHTS AGREEMENT

     This Agreement is made as of February 28, 1997, by and among ARIS Corporation, a Washington corporation (the "COMPANY"), and the persons listed on the signature page(s) hereof (the "HOLDERS").

                                    RECITAL

     The Company desires to provide the Holders certain registration rights and state in this Agreement the obligations with respect to registration rights.

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Holders agree as follows:

     1. DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

          (a) "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          (b) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

          (c) "HOLDER" shall mean any holder of outstanding Registrable Securities or anyone who holds outstanding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

          (d) "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.

          (e) "REGISTRABLE SECURITIES" shall mean all of the following to the extent the same have not been sold to the public (i) any and all shares of Common Stock of the Company originally issued by the Company to the persons listed as a "Holder" on the signature page(s) hereof; or (ii) stock issued in respect of stock referred to in (i) above in any reorganization; or (iii) stock issued in respect of the stock referred to in (i) or (ii) above as a result of a stock split, stock dividend, recapitalization or combination. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold by a person in a transaction in which his rights under this Agreement are not properly assigned; or (ii) (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale or (C) if the registration rights associated with such securities have been terminated pursuant to Section 13 of this Agreement.

          (f) "RULE 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144A.

          (g) "RULE 144A" shall mean Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144.

          (h) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

     2. RESTRICTIONS ON TRANSFERABILITY.

     The Registrable Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee, or pledgee of the Registrable Securities held by a Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     3. RESTRICTIVE LEGEND.

     Each certificate representing Registrable Securities shall (unless other permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws or otherwise):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RIGHTS TO REGISTER THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Registrable Securities in order to implement the restrictions on transfer established in this Agreement.

     4. NOTICE OF PROPOSED TRANSFER.

     The Holder of each certificate representing Registrable Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this
Section 4. Each such Holder agrees not to make any disposition of all or any portion of any Registrable Securities unless and until:

          (a) There is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) (i) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and

               (ii) If reasonably requested by the Company, such Holder shall furnish the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition shall not require registration of such shares under the Securities Act.

          (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is a limited liability company or partnership to a member or partner of such limited liability company or partnership or a retired member or partner of such limited liability company or partnership who retires after the date hereof, or to the estate of any such member or partner or retired member or partner or the transfer by gift, will, or intestate succession of any member or partner to his spouse or siblings, lineal descendants or ancestors of such member or partner or spouse, provided, that such transferee agrees in writing to be subject to all of the terms hereof to the same extent as if he were an original Holder hereunder.

     5. PIGGYBACK REGISTRATION.

          (a) If at any time or from time to time after the Company's initial registration, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to an SEC Rule 145 transaction, a transaction relating solely to the sale of debt or convertible debt instruments or a registration on any form (other than Form S-1, S-2 or S-3, or their successor forms) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

               (i) give to each Holder written notice thereof as soon as practicable prior to filing the registration statement; and

               (ii) include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection (b) below.

          (b) If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 5(a)(i). In such event, the right of any Holder to registration pursuant to Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting to not less than thirty percent (30%) of the total number of securities to be included in the registration and underwriting. The Company shall so advise all Holders and the other Holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 5, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and other securities held by other holders at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     6. EXPENSES OF REGISTRATION.

     In addition to the fees and expenses contemplated by Section 7 hereof, all expenses incurred in connection with registrations pursuant to Section 5 hereof, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities or fees of a separate legal counsel of a Holder.

     7. REGISTRATION PROCEDURES.

     In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

          (a) keep such registration effective for a reasonable period as necessary to permit the Holder or Holders to complete the distribution described in the registration statement relating thereto;

          (b) promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, and to keep such registration statement effective for that period of time specified in Section 7(a) above;

          (c) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

          (d) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest practical moment;

          (e) register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Holder or underwriter reasonably requires, and keep such registration or qualification effective during the period set forth in Section 7(a) above;

          (f) cause all Registrable Securities covered by such registrations to be listed on each securities exchange, including Nasdaq, on which similar securities issued by the Company are then listed or, if no such listing exists, use reasonable best efforts to list all Registrable Securities on one of the New York Stock Exchange, the American Stock Exchange or Nasdaq; and

          (g) cause its accountants to issue to the underwriter, if any, or the Holders, if there is no underwriter, comfort letters and updates thereof, in customary form and covering matters of the type customarily covered in such letters with respect to underwritten offerings;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably, request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

          (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (j) notify each Holder, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (k) take such other actions as shall be reasonably requested by any Holder.

     8. INDEMNIFICATION.

          (a) In the event of a registration of any of the Registrable Securities under the Securities Act, the Company will indemnify and hold harmless each Holder of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon information furnished to the Company by such Holder or underwriter specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by such Holder specifically for use therein.

          (c) Each party entitled to indemnification under this Section 8 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

          (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering.

          (e) The indemnification provided by this Section 8 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

     9. INFORMATION BY HOLDER.

     The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to herein.

     10. RULE 144 AND 144A REPORTING.

     With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 and Rule 144A; and

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     For purposes of facilitating sales pursuant to Rule 144A, so long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, each Holder and any prospective purchaser of such Holder's securities shall have the right to obtain from the Company, upon request of the Holder prior to the time of sale, a brief statement of the nature of the business of the Company and the products and services it offers; and the Company's most recent balance sheet and profit and loss and retained earnings statements, and similar financial statements for the two preceding fiscal years (the financial statements should be audited to the extent reasonably available).

     11. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities of a Holder and keep information available granted to a Holder by the Company under Sections 5, 6 and 7 may be assigned by a Holder to any partner or shareholder of such Holder, to any other Holder, or to a transferee or assignee who receives the lesser of 50,000 shares of Registrable Securities (as adjusted for stock splits and the like) or all of the shares of Registrable Securities originally issued by the Company to the persons listed as a "Holder" on the signature page(s) hereof; provided, that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

     12. TERMINATION OF RIGHTS.

          (a) The rights of any particular Holder to cause the Company to register securities under Sections 5 shall terminate with respect to such Holder at such time as such Holder is able to dispose of all of his Registrable Securities in one three-month period pursuant to the provisions of Rule 144.

          (b) Notwithstanding the provisions of paragraph (a) of this Section 12, all rights of any particular Holder under this Agreement shall terminate at 5:00 p.m. Pacific Standard Time on the date five (5) years after the closing date of the Company's initial registration.

     13. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Holders as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to:

               (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and

               (ii) the availability of equitable remedies as such remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

     17.  MISCELLANEOUS.

          (a) AMENDMENTS. This Agreement may be amended only by a writing signed by the Holders of more than fifty percent (50%) of the Registrable Securities, as constituted from time to time. The Holders hereby consent to future amendments to this Agreement that permit future investors, including without limitation employees, officers or directors of the Company, to be made parties hereto and to become Holders of Registrable Securities; provided, however, that no such future amendment may materially impair the rights of the Holders hereunder without obtaining the requisite consent of the Holders, as set forth above.

          (b) COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

          (c) NOTICES, ETC. All notices, requests, consents and other communications required or provided for herein to any party shall be deemed to be sufficient if contained in a written instrument, and shall be deemed to be given when: (a) delivered in person; (b) delivered by overnight receipted courier service; or (c) sent by facsimile transmission with delivery confirmed and followed by delivery pursuant to Subsection (b) hereof, which notice is addressed to the party at the address set forth below, or such other address as may hereafter be designated in writing by the party.

          If to the Company:          ARIS Corporation
                                      Suite 150
                                      6720 Fort Dent Way
                                      Seattle, Washington  98188-2555
                                      Attention:  General Counsel or
                                                  President
                                      Telephone:  (206) 433-2081
                                      Facsimile:  (206) 433-1182

          If to Holders:              To the address set forth on the
                                      signature page(s) hereof.

          (d) NONPUBLIC INFORMATION. Any other provisions of this Agreement to the contrary notwithstanding, the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed ninety (90) days (and for periods not exceeding, in the aggregate, one hundred eighty
     (180) days in any twenty-four (24) month period) if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

          (e) DELAY OF REGISTRATION. No Holder shall have the right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

          (f) SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (g) DILUTION. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred Stock as so changed.

          (h) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Washington without regard to principles of conflict of law.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

     COMPANY:                           ARIS CORPORATION,
                                        a Washington corporation

                                        By:    /s/ PAUL Y. SONG
                                           -------------------------
                                            Paul Y. Song, President

                                   EXHIBIT H
                                      TO
                          AGREEMENT AND PLAN OF MERGER

                         COMMON STOCK PURCHASE WARRANT

                               [FORM OF WARRANT]

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR, AT THE OPTION OF THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO SUCH ACT.

                                                                 October 1, 1997

                                WARRANT FOR THE
                       PURCHASE OF SHARES OF COMMON STOCK

                                       OF

                                ARIS CORPORATION

             INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON
             ------------------------------------------------------

     THIS CERTIFIES THAT, for value received, ______________, together with its successors and assigns (the "INVESTOR") is entitled to purchase, up to __________ (________) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (the "COMMON STOCK") of ARIS Corporation, a Washington corporation having its principal offices at Suite 250, 6720 Fort Dent Way, Seattle, Washington 98188-2555 (the "COMPANY"), at the per share purchase price described in Section 1.3 below, subject to the provisions and upon the terms and conditions hereinafter set forth.

     1. EXERCISE OF WARRANT. The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby (the "WARRANT STOCK") may be purchased, are as follows:

          1.1 TERM. Subject to the terms hereof, the purchase right represented by this Warrant may be exercised in whole or in part at any time and from time to time until the close of business on October 1, 2004.

          1.2 NUMBER OF SHARES. The number of shares of Common Stock for which this Warrant is initially exercisable is __________ (_________) shares, which number is subject to adjustment pursuant to Section 2 of this Warrant.

          1.3 PURCHASE PRICE. The per share purchase price for the shares of Common Stock to be issued upon exercise of this Warrant shall be ______ Dollars ________ Cents ($______), subject to adjustment as provided herein (the "Warrant Price").

          1.4 METHOD OF EXERCISE. The exercise of the purchase rights evidenced by this Warrant shall be effected by (a) the surrender of the Warrant, together with a duly executed copy of the form of a subscription attached hereto, to the Company at its principal offices at Suite 250, 6720 Fort Dent Way, Seattle, Washington 98188-2555 (or such other office or agency of the Company as it may designate by notice in writing to the Investor at the address of the Investor appearing on the books of the Company) and (b) the delivery of the purchase price by certified check or bank draft payable to the Company's order or by wire transfer to the Company's account for the number of shares multiplied by the Warrant Price for which the purchase rights hereunder are being exercised or any other form of consideration approved by the Company's Board of Directors. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided herein or at such later date as may be specified in the executed form of subscription, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided herein shall be deemed to have become the holder or holders of record thereof.

          1.5 EXERCISE BY EXCHANGE. In addition to and without limiting the rights of the holder under the terms hereof, at the holder's option this Warrant may be exercised during the term specified under Section 1.1 by being exchanged in whole or in part prior to its expiration for a number of shares of Common Stock having an aggregate fair market value on the date of such exercise equal to the difference between (x) the fair market value of the number of shares of Common Stock subject to this Warrant designated by the holder hereof on the date of the exercise and (y) the aggregate Warrant Price for such shares in effect at such times. The following diagram illustrates how many shares would then be issued upon exercise pursuant to this Section 1.5:

           Let:           FMV   =   Fair market value per share at date of exercise.
                          PSP   =   Per share Warrant Price at date of exercise.
                          N     =   Number of shares desired to be exercised.
                          X     =   Number of shares issued after exercise.

           Therefore:     X     =   (FMV)(N)-(PSP)(N)
                                    -----------------
                                           FMW

               Upon any such exercise, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be reduced by such designated number of shares of Common Stock and, if a balance of purchasable shares Common Stock remains after such exercise, the Company shall execute and deliver to the holder hereof a new warrant for such balance of shares of Common Stock.

               No payment of any cash or other consideration to the Company shall be required from the holder of this Warrant in connection with any exercise of this Warrant by exchange pursuant to this Section 1.5 or otherwise. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the holder hereof that the exchange pursuant to this section be made, or at such later date as may be specified in such request. No fractional shares arising out of the above formula for determining the number of shares issuable in such exchange shall be issued, and the Company shall in lieu thereof make payment to the holder hereof of cash in the amount of such fraction multiplied by the fair market value of a share of Common Stock on the date of the exchange.

               For the purposes of this Warrant, the "fair market value" of any number of shares of Common Stock shall mean the average of the high and low trading prices of one share of Common Stock (multiplied by the number of shares being surrendered for exchange) as reported by Nasdaq or the Nasdaq National Market (or equivalent recognized source of quotations) for the three trading days prior to the surrender of this Warrant for exchange in accordance with the terms hereof.

          1.6 ISSUANCE OF SHARES. As soon as reasonably practicable after each exercise of this Warrant, in whole or in part, the Company at its expense will cause to be issued in the name of and delivered to the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may direct,

               (a) a certificate or certificates for the number of duly authorized validly issued, fully paid and nonassessable shares of Common Stock to which such holder shall be entitled upon such exercise, and

               (b) in case such exercise is in part only, a new warrant or warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designed by the holder upon such exercise as provided herein.

     2. CERTAIN ADJUSTMENTS.

          2.1 MERGERS, CONSOLIDATIONS OR SALE OF ASSETS. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Warrant Stock otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Investor shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the purchase price, the number of shares of stock or other securities, cash or property of the Company or the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined reasonably and in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Investor after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant (including adjustment the purchase price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          2.2 SPLITS AND SUBDIVISIONS; DIVIDENDS. In the event the Company should at any time or from time to time effect or fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or warrants, options or other rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of distribution, split or subdivision if no record date is fixed), the per share purchase price shall be appropriately decreased and the number of shares of Warrant Stock shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares.

          2.3 COMBINATION OF SHARES. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share purchase price shall be appropriately increased and the number of shares of Warrant Stock shall be appropriately decreased in proportion to such decrease in outstanding shares.

          2.4 ADJUSTMENTS FOR OTHER DISTRIBUTIONS. In the event the Company shall declare a distribution payable in securities of the Company (other than Common Stock or Common Stock Equivalents) or other persons, evidences of indebtedness issued by the Company or other persons, assets (including cash dividends) or options or rights not referred to in subsection 2.2, then, in each such case for the purpose of this subsection 2.4, upon exercise of this Warrant the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Common Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

          2.5 CERTIFICATE AS TO ADJUSTMENTS. In the case of each adjustment or readjustment of the purchase Warrant Price pursuant to this Section 2, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate, signed by the Company's primary financial officer, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to the holder of this Warrant. The Company will furnish or cause to be furnished to such holder a certificate setting forth:

               (a) Such adjustments and readjustments;

               (b) The purchase price at the time in effect and how it was calculated; and

               (c) The number of shares of Warrant Stock and the amount, if any, of other property at the time receivable upon the exercise of the Warrant

          2.6 NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against disproportionate dilution or other impairment.

          Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding and (c) will not take any action which results in any adjustments of the Warrant Price if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's articles of incorporation and available for the purpose of issue upon such exercise.

          2.7 NOTICES OF RECORD DATE, ETC. In the event of:

               (a) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

               (b) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of assets of the Company to any other person or any consolidation or merger involving the Company; or

               (c) Any voluntary or involuntary dissolution, liquidation winding-up of the Company;

          the Company will mail to the holder of this Warrant at least ten (10) business days prior to the earliest date specified therein, a notice specifying:

                    (i) The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

                    (ii) The date on which any such reorganization,
               reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, consolidation, merger, transfer, dissolution liquidation or winding-up.

     3.  FRACTIONAL SHARES.

     No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fraction share as determined in good faith by the Company's Board of Directors.

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          4.1 AUTHORIZATION. The Company has full power and authority to enter into this Warrant. This Warrant has been duly authorized, executed and delivered by the Company and constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

          4.2 RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock, free from preemptive right, as shall from time to time be sufficient to effect the exercise of this Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the entire Warrant, the Company will use its best efforts to take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. If any shares of its Common Stock to be reserved for the purpose of issuance upon exercise of the Warrants require registration with or approval of any governmental authority under any applicable law before such shares Common Stock may be validly issued or delivered, then the Company shall secure such registration or approval, as the case may be, and maintain such registration or approval in effect so long as so required.

          4.3 VALID ISSUANCE. This Warrant, when issued and delivered in accordance with the terms hereof, and the Warrant Stock, when issued pursuant to the terms hereof and upon payment. of the Warrant Price, shall, upon such issuance, be duly authorized, validly issued, fully paid and nonassessable.

     5. PRIVILEGE OF STOCK OWNERSHIP. Prior to the exercise of this Warrant, the Investor shall not be entitled, by virtue of holding this Warrant, to any rights of a shareholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. Nothing in this Section 5, however, shall limit the right of the Investor to be provided the notices described in Section 2 hereof, or to participate in distributions described in Section 2 hereof if the Investor exercises this Warrant.

     6. LIMITATION OF LIABILITY. Except as otherwise provided herein, in the absence of affirmative action by the holder hereof to purchase the Warrant Stock, no mere enumeration herein of the rights or privileges of the holder hereof shall give rise to obligation or such holder to purchase any securities or any liability of such holder for the purchase price or as a shareholder of the Company, whether such obligation or liability is asserted by the Company or by creditors of the Company.

     7. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company as follows:

          7.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Warrant is made with the Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Warrant such Investor hereby confirms, that the Warrant and Warrant Stock is being acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the federal or state securities laws.

          7.2 INVESTMENT EXPERIENCE. The Investor represents that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Stock. If an entity, the Investor also represents it has not been organized solely for the purpose of acquiring the Warrant or the Warrant Stock.

          7.3 RESTRICTED SECURITIES. The Investor understands that the Warrant being issued hereunder and the Warrant Stock to be purchased hereunder are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Securities and Exchange Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          7.4 LEGENDS. It is understood that the certificates evidencing the Warrant Stock may bear the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED N THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR, AT THE OPTION OF THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO SUCH ACT."

          In addition, the certificates evidencing the Warrant Stock may bear any legend required by the Company's charter documents or the laws of the State of Washington and any other state in which the securities will be issued.

          The holder of any Warrant Stock by acceptance hereof agrees, so long as any legend described in this Section shall remain on the certificates evidencing the Warrant Stock, prior to any transfer of the same (except for a transfer effected pursuant to an effective registration statement under the Securities Act or in compliance with Rule 144 or 144A thereunder), to give written notice to the Company of such holder's intention to effect such transfer and agrees to comply in all material respects with the provisions of this Section. Such notice, if required, shall describe the proposed method of transfer of the Warrant Stock in question. Upon receipt by the Company of such notice, if required, and if in the opinion of counsel to such holder in form and substance satisfactory to the Company, the proposed transfer may be effected without registration under the Securities Act in compliance with Section 4(2) or Rules 144 or 144A thereunder and under applicable state securities laws, then the proposed transfer may be effected if the transferee agrees in writing to be subject to the terms of this Section to the same extent as if such transferee were the Investor. Upon receipt by the Company of such opinion and of such agreement by the transferee to be bound by this Section, the holder of such Warrant Stock shall thereupon be entitled to transfer the same in accordance with the terms of the notice (if any) delivered by such holder to the Company. Each certificate evidencing the Warrant Stock issued upon any such transfer shall bear the legend set forth in this Section. Upon the written request of a holder of the Warrant Stock, the Company shall remove the foregoing legend from the certificates evidencing such Warrant Stock and issue to such holder new certificates therefor, free of any transfer legend if, with such request, the Company shall have received an opinion of counsel of the holder in form and substance satisfactory to the Company, to the effect that any transfers by said holder of such Warrant Stock may be made to the public without compliance with either Section 5 of the Securities Act or Rule 144 thereunder and applicable state securities laws. In no event will such legend be removed if such opinion is based upon the "private offering" exemption of Section 4(2) of the Securities Act.

          7.5 REGISTRATION RIGHTS. The Investor understands that the Warrant Stock issuable hereunder is not entitled to registration rights except as set forth in the Registration Rights Agreement dated February 28, 1997 and the Agreement to be Bound to such Registration Rights Agreement between the Company and Investor of even date herewith.

     8. TRANSFERS AND EXCHANGES.

          8.1 The Investor agrees not to sell, hypothecate, pledge or otherwise dispose of any interest in the Warrant of the Warrant Stock in the United States, its territories, possessions or any area subject to its jurisdiction, or to any person who is a national thereof or resident therein (including any estate of such person), or any corporation, partnership or other entity created or organized therein, unless such transfer would not violate any provision of this Section 8.

          8.2 Upon representation to the Company's transfer agent of the form of Assignment attached hereto, a new warrant shall be issued to the new holder hereof. All new warrants issued in connection with transfers or exchanges shall not require the signature of the new holder hereof and shall be identical in form and provision to this Warrant except as to the number of shares.

          8.3 It shall be a condition to any transfer of this Warrant that the Company shall have received, at the time of such transfer or exercise (i) a representation letter, or at the option of the Company, a legal opinion, in form and substance reasonably satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the prospectus and registration requirements of the Act and (ii) a statement in writing from, and signed by, any proposed transferees containing the same representations and warranties as set forth in Section 7 hereof and agreeing to be bound by the provisions of this Section 9, such statement to be in the form of Assignment attached hereto. The requirement of a representation letter or legal opinion shall not apply to (a) the transfer of this Warrant or any part thereof to a partnership of which the Investor is a partner or to the beneficial owners or affiliates of such partnership, (b) the transfer of this Warrant or any part thereof to beneficial owners, employees or affiliates of the Investor, (c) bona fide gifts to a member of a holder's immediate family or trustee for a member of a holder's immediate family,
     (d) transfers by will upon the death of a holder, or (e) transfers pursuant to a divorce or dissolution of the marriage of a holder; provided that such transfer is in compliance with applicable securities laws.

               It shall be a further condition to each such transfer that the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

          8.4 OWNERSHIP OF WARRANTS. The Company may treat the person in whose name any Warrant is registered on the register kept by the Company or its transfer agent as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. A Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued. Nothing in this Section 8.4 shall relieve the Investor of his obligations under Section 8.3 hereof.

          8.5 TRANSFER AGENT.

               (a) The Company will serve as its transfer agent for purposes of this Warrant, where notices, presentations and demands in respect of this Warrant may be made upon it, until such time as the Company will notify the holder of the Warrants of any change in such transfer agent; and

               (b) Subject to compliance with Section 8.3, upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange, the Company at its expense will execute and deliver to or upon the order of the holder thereof a new warrant or warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

     9. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant shall be binding upon the Company and the Investor and their respective successors and assigns, subject at all times to the restrictions set forth herein.

     10. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it and its counsel of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

     11. SATURDAYS, SUNDAYS, HOLIDAY, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday in the State of Washington, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

     12. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor. Any such amendment or waiver shall be binding on the parties.

     13. GOVERNING LAW. The terms and conditions of this Warrant shall be governed by and construed in accordance with Washington law, without regard to conflict of law provisions.

     14. NOTICES. All notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, to the attention of its President or General Counsel at its principal offices, provided that the exercise of any Warrant shall be effective in the manner provided in Section 1.

     IN WITNESS WHEREOF, the parties have executed this Warrant effective as of the date first written above.

                                       ARIS CORPORATION,
                                       a Washington corporation


                                       ----------------------------------
                                          Paul Y. Song, President and
                                            Chief Executive Officer



ACCEPTED AND AGREED:


_________________________________
[Name]

                                  SUBSCRIPTION
                                  ------------



ARIS CORPORATION

----------------------------

----------------------------


Ladies and Gentlemen:

     The undersigned, ___________________hereby elects to purchase, pursuant to the provisions of the Warrant dated October 1, 1997 held by the undersigned, _____________shares of the Common Stock of ARIS Corporation, a Washington corporation, and tenders herewith payment of the purchase price of such shares in full.

     The undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 7 of the Warrant and accepts such shares subject to the restrictions of the Warrant, copies of which are available from the Secretary of the Company.

Date_______________________   By:________________________________________

                              Address:

                             [FORM OF ASSIGNMENT]



The undersigned hereby assigns this Warrant to

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
     (Print or type name, address and zip code of assignee)


Please insert Social Security or other
identifying number of assignee


_____________________________

and irrevocably appoints ___________________ as agent to transfer this Warrant on the books of the Company. The agent may substitute another to act for him or it.

Date: ______________  Signed:_______________________________________



__________________________________________________________________
   (Sign exactly as name appears on the front of this Warrant)


     The undersigned assignee hereby confirms and acknowledges the investment representations and warranties made in Section 7 of the Warrant and agrees to be bound by the obligations set forth in the Warrant, copies of which are available from the Secretary of the Company.

Date:___________________      By:_________________________________________
                              Name:_______________________________________
                              Title:______________________________________

                                   EXHIBIT I
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                    FORM OF OPINION OF COUNSEL TO THE BUYER

The form of Opinion of Counsel to the Buyer is omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy will be furnished to the Securities and Exchange Commission upon request.

                                   EXHIBIT J
                                       TO
                          AGREEMENT AND PLAN OF MERGER

             FORM OF EMPLOYMENT AGREEMENT WITH TARGET STOCKHOLDERS

The form of Employment Agreement to be signed by the Target Stockholders is omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy will be furnished to the Securities and Exchange Commission upon request.

                                   EXHIBIT K
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                             LETTER OF TRANSMITTAL

The Letter of Transmittal to be signed by each of the Target Stockholders is omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy will be furnished to the Securities and Exchange Commission upon request.